Exhibit 99.1

METACRINE REPORTS THIRD-QUARTER 2022 RESULTS

SAN DIEGO – November 14, 2022 - Metacrine, Inc. (NASDAQ:MTCR), a clinical-stage biopharmaceutical company developing differentiated therapies for patients with gastrointestinal diseases, today reported its third-quarter 2022 financial results.

“We made great progress during the quarter in advancing our proposed merger with Equillium,” said Preston Klassen, M.D., MHS, president and chief executive officer of Metacrine. “We believe that Equillium has demonstrated compelling clinical data in Lupus Nephritis and has an exciting pipeline of clinical programs with multiple upcoming data catalysts and potential value inflection events. Equillium is led by an accomplished leadership team with proven clinical development experience. I strongly believe that we have found an excellent partner with Equillium and that our stockholders could benefit from the long-term value created by our proposed merger and the combination of our companies.”

Third-Quarter 2022 Financial Results

•	Cash Balance - Cash and cash equivalents were $52.8 million as of September 30, 2022. Metacrine believes it has sufficient capital to fund its current operating plan through at least 2023.

•

R&D Expenses - Research and development expenses were $1.3 million for the three months ended September 30, 2022, as compared to $14.1 million for the prior-year period. The decrease was primarily driven by lower clinical development costs related to the FXR program.

•

G&A Expenses - General and administrative expenses were $3.8 million for the three months ended September 30, 2022, as compared to $4.0 million for the prior-year period. The decrease was primarily driven by lower employee-related costs.

•	Net Loss - Net loss was $5.5 million for the three months ended September 30, 2022, as compared to $18.3 million for prior-year period.

About Metacrine

Metacrine, Inc. is a clinical-stage biopharmaceutical company developing differentiated therapies for patients with gastrointestinal diseases. Metacrine has developed a proprietary farnesoid X receptor platform utilizing a unique chemical scaffold, which has demonstrated an improved therapeutic profile in clinical trials. To learn more, visit www.metacrine.com.

Where You Can Find Additional Information

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed merger or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with Equillium, Inc.’s (“Equillium”) pending acquisition (the “Merger”) of Metacrine, Inc. (“Metacrine”), Equillium filed a registration statement on Form S-4 (File No. 333-268024) containing a joint proxy statement/prospectus of Equillium and Metacrine and other documents concerning the proposed Merger with the Securities and Exchange Commission (the “SEC”). METACRINE URGES INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT EQUILLIUM, METACRINE AND THE PROPOSED MERGER. Investors may obtain free copies of the joint proxy statement/prospectus and other documents filed by Equillium and Metacrine with the SEC at the SEC’s website at www.sec.gov. Free copies of the joint proxy statement/prospectus and Metacrine’s other SEC filings are also available on Metacrine’s website at www.metacrine.com.

Equillium, Metacrine and their respective directors, executive officers, certain members of management and certain employees may be deemed, under SEC rules, to be participants in the solicitation of proxies with respect to the proposed Merger. Information regarding Metacrine’s officers and directors is included in Metacrine’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 7, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Metacrine’s Investors page on its corporate website at www.metacrine.com. Information regarding Equillium’s officers and directors is included in Equillium’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2022 with respect to its 2022 Annual Meeting of Stockholders. This document is available free of charge at the SEC’s website at www.sec.gov or by going to Equillium’s Investors page on its corporate website at www.equilliumbio.com. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed Merger, and a description of their direct and indirect interests in the proposed Merger, which may differ from the interests of Metacrine’s stockholders or Equillium’s stockholders generally, will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, statements about the sufficiency of Metacrine’s capital to fund its current operating plan through 2023 and our belief that our stockholders could benefit from the long-term value created by our proposed merger with Equillium. Words such as “believes,” “could” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Metacrine’s expectations and assumptions that may never materialize or prove to be incorrect. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to: risks related to Metacrine’s ability to identify and consummate strategic alternatives, including our proposed merger with Equillium, that yield additional value for stockholders; the timing, benefits and outcome of Metacrine’s strategic alternatives review process, including the determination of whether or not to pursue or consummate any strategic alternative; the structure, terms and specific risks and uncertainties associated with any potential strategic transaction; potential disruptions in Metacrine’s business and the stock price as a result of the evaluation of strategic alternatives or the public announcement thereof and any decision or transaction resulting from such evaluation; potential delays in initiating, enrolling or completing any clinical trials; competition from third parties; and Metacrine’s ability to obtain, maintain and protect its intellectual property. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in Metacrine’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2022, and in Metacrine’s other filings with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except as required by law, Metacrine assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

Investor & Media Contact

Investor Relations

Metacrine, Inc.

investors@metacrine.com

Metacrine, Inc.

Unaudited Condensed Consolidated Statements of Operations

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating expenses:
Research and development	$1,322	$14,072	$10,311	$36,297
General and administrative	3,842	4,007	12,736	11,695
Restructuring charges	—	—	902	—
Gain from lease termination and asset sale	—	—	(508)	—
Total operating expenses	5,164	18,079	23,441	47,992
Loss from operations	(5,164)	(18,079)	(23,441)	(47,992)
Total other income (expense)	(357)	(249)	(1,222)	(689)
Net loss	$(5,521)	$(18,328)	$(24,663)	$(48,681)

Metacrine, Inc.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$52,752	$76,427
Prepaid expenses and other current assets	2,285	2,313
Total current assets	55,037	78,740
Property and equipment, net	—	347
Operating lease right-of-use asset	—	902
Total assets	$55,037	$79,989
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$691	$368
Accrued and other current liabilities	2,630	7,392
Current portion of long-term debt	1,208	-
Total current liabilities	4,529	7,760
Long-term debt, net of debt discount	12,580	13,303
Other long-term liabilities	863	1,571
Stockholders’ equity	37,065	57,355
Total liabilities and stockholders’ equity	$55,037	$79,989